Exhibit 10.1

OMNIBUS AGREEMENT
dated as of
July 31, 2019
among
GENERAL ELECTRIC COMPANY,
BAKER HUGHES, A GE COMPANY,
and
BAKER HUGHES, A GE COMPANY, LLC

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS

Section 1.01.	Definitions	1
ARTICLE II

AGREEMENTS
ARTICLE III

GENERAL PROVISIONS

i

SCHEDULE AND EXHIBITS
Schedule 2.01(c)(i)	Specified Unsettled Amounts
Schedule 2.01(c)(ii)	Receivables Management Plan
Schedule 2.02(a)	Employee Transfers
Schedule 2.03	LM6000 Matters
Schedule 2.04	Algesco
Schedule 2.05(a)	Joint Venture
Schedule 2.05(b)	Joint Venture Acknowledgments and Agreements
Exhibit A	Form of Transition Services Agreement
Exhibit B	Form of Second Amendment and Restatement of Promissory Note
Exhibit C	Form of Amendment to Amended and Restated Intercompany Services Agreement
Exhibit D	Form of Amendment to the Amended and Restated Intellectual Property Cross License Agreement
Exhibit E	Form of A&R MPSA Amendment
Exhibit F	Form of GE Digital Asset Purchase Agreement
Exhibit G	Form of GED Referral Agreement
Exhibit H	Form of Agreement for the Supply of TM2500 Aeroderivative Units
Exhibit I	Form of Purchase Order Modification Agreement
Exhibit J	Form of Bridge STDA
Exhibit K	Form of Side Letter to the STDAs
Exhibit L	Form of Joint Ownership Agreement
Exhibit M	Form of Litigation Hold Letter
Exhibit N	Form of Poland Side Letter
Exhibit O	Form of Amendment to the A&R Registration Rights Agreement
Exhibit P	Form of Amendment to the GE Global Employee Services Agreement

ii

OMNIBUS AGREEMENT
OMNIBUS AGREEMENT (this “Agreement”), dated as of July 31, 2019, among General Electric Company, a New York corporation (“GE”), Baker Hughes, a GE company, a Delaware corporation (“BHGE”), and Baker Hughes, a GE company, LLC, a Delaware limited liability company and an indirect subsidiary of BHGE (“BHGE LLC”, and together with GE and BHGE, collectively the “Parties”, and individually a “Party”).
WITNESSETH:
WHEREAS, GE and the predecessors-in-interest to BHGE and BHGE LLC, along with certain other parties thereto, entered into that certain Transaction Agreement and Plan of Merger, dated as of October 30, 2016, as amended by that certain Amendment to the Transaction Agreement and Plan of Merger, dated as of March 27, 2017 (as so amended, the “Transaction Agreement”), pursuant to which, among other things, GE and Baker Hughes Incorporated (“BHI”) combined GE’s Oil & Gas business with BHI and effected the transactions contemplated by the Transaction Agreement, resulting in, among other things, GE and BHGE directly and indirectly owning common units in BHGE LLC;
WHEREAS, the transactions contemplated by the Transaction Agreement, including entry into the Ancillary Agreements and the Long-Term Ancillary Agreements, were consummated on July 3, 2017;
WHEREAS, on November 13, 2018, GE, BHGE and BHGE LLC entered into that certain master agreement (the “Master Agreement”), which, inter alia, restructured certain arrangement under the Long-Term Ancillary Agreements; and
WHEREAS, GE, BHGE and BHGE LLC desire to further restructure their existing relationships to facilitate BHGE’s ability to operate as an independent and standalone company, and to enter into certain other mutually beneficial long-term arrangements.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
Article I

DEFINITIONS
Section 1.01.    Definitions.
(a)    Capitalized terms used but not herein defined have the meanings ascribed to them in the Master Agreement.
(b)    As used herein, the following terms have the following meanings:

“Affiliate” means any individual, company, organization or other entity that, directly or indirectly, is controlled by, controls or is under common control with such Person by ownership, directly or indirectly, of more than fifty percent (50%) of the stock entitled to vote in the election of directors or, if there is no such stock, more than fifty percent (50%) of the ownership interest in such individual or entity. For purposes of this Agreement (x) neither GE or any of its controlled Affiliates (other than BHGE and its controlled Affiliates, including BHGE LLC) shall be deemed to be an Affiliate of BHGE and (y) neither BHGE or any of its controlled Affiliates, including BHGE LLC, shall be deemed to be an Affiliate of GE.
“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity or any domestic or foreign, federal, national, supranational, state, local or other government, governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof or arbitral tribunal (public or private).
(c)    Each of the following terms is defined in the Section set forth opposite such term:

Definition	Defined in
A&R ISA	Section 2.10(c)
A&R MPSA Amendment	Section 2.10(e)
A&R Registration Rights Agreement	Section 2.10(o)
Agreement	Preamble
Annex Note	Section 2.10(b)
BHGE	Preamble
BHGE Installed Base	Section 2.09(b)
BHGE Unsettled Amounts	Section 2.01(a)
BHGE LLC	Preamble
BHGE LM6000 Releasors	Section 2.03
BHGE PwC Agreement Releasees	Section 2.06
BHI	Recitals
Bridge STDA	Section 2.10(j)
China Transfer	Section 2.02(a)
GE	Preamble
GE LM6000 Releasees	Section 2.03
GE PwC Agreement Releasees	Section 2.06
GE PwC Agreement Releasors	Section 2.06
GED Referral Agreement	Section 2.10(g)
GE Unsettled Amounts	Section 2.01(b)
IB Services	Section 2.09(d)
Installed Base Readiness Designees	Section 2.09(a)
Hungary Transfer	Section 2.02(a)
JV Side Letter	Section 2.05(a)

Definition	Defined in
Litigation Hold Letter	Section 2.10(m)
Master Agreement	Recitals
Party	Preamble
Poland Side Letter	Section 2.10(n)
Poland Transfer	Section 2.02(a)
PwC Agreements	Section 2.06
Replacement IBAT Tool	Section 2.09(b)
Specified Employee Assets	Section 2.02(a)
Specified Transferred Employees	Section 2.02(a)
Specified Unsettled Amounts	Section 2.01(b)
Transaction Agreement	Recitals
Transaction Documents	Section 3.08
Transactions	Recitals
Transfer Costs	Section 2.02(a)
Transfer Taxes	Section 2.02(b)
Transition Services Agreement	Section 2.10(a)

ARTICLE II

AGREEMENTS
Section 2.01.    Specified Unsettled Amounts.
(a)    BHGE acknowledges that BHGE and its Affiliates have certain payment obligations to GE and its Affiliates (such amounts, the “BHGE Unsettled Amounts”).
(b)    GE acknowledges that GE and its Affiliates have certain payment obligations to BHGE and its Affiliates (such amounts, the “GE Unsettled Amounts”, and together with the BHGE Unsettled Amounts, the “Specified Unsettled Amounts”; provided that, for the avoidance of doubt, the Specified Unsettled Amounts do not include any amounts in respect of the Annex Loan or FAS112).
(c)    The Specified Unsettled Amounts shall be segregated in the same format as set forth on Schedule 2.01(c)(i). For the avoidance of doubt, neither BHGE nor any of its Affiliates owe any payment obligations to GE or any of its Affiliates in respect of FAS112 (and any balances in respect thereof represent basis differences and have been reflected and/or recorded by GE solely for GE’s reporting purposes). The Parties shall settle and pay in cash all Specified Unsettled Amounts owed to each other and each other’s respective Affiliates by the (i) contractual due date of such payments (if as of such date all outstanding items preventing payment of such Specified Unsettled Amount have been resolved in order for a payment to be made) or (ii) if such contractual due date has passed, promptly once all outstanding items preventing payment of such Specified Unsettled Amount have been resolved in order for a payment to be made; provided that, in each case, each Party reserves its rights to dispute any Specified Unsettled Amount pursuant to the terms of the purchase order or agreement from which such Specified Unsettled Amount arose. In addition, the Parties shall implement the plan set forth on Schedule 2.01(c)(ii) to manage accounts payable obligations between the Parties and their respective Affiliates, from time to time.

Section 2.02.    Employee Transfers.
(a)    As of the date hereof, the Parties have been coordinating the transfer of certain employees and related assets (tools and equipment) of GE and its Affiliates located in (among other jurisdictions) Poland, Hungary, China, Brazil, and India to Affiliates of BHGE (such employees, the “Specified Transferred Employees”, and such assets, the “Specified Employee Assets”). GE and BHGE have exchanged and acknowledge agreement as to the list of the Specified Transferred Employees and Specified Employee Assets in each jurisdiction (other than Brazil) as of the execution of this Agreement. The transfer of Specified Transferred Employees and Specified Employee Assets located in (i) Poland was consummated by the Parties on July 1, 2019 pursuant to that certain Agreement on the Sale of an Organized Part of Enterprise, dated as of July 1, 2019, by and between General Electric Company Polska Sp. z.o.o, and BH Poland Spółka z Ograniczoną Odpowiedzialnością (the “Poland Transfer”), and (ii) Hungary was consummated by the parties on June 1, 2019 (the “Hungary Transfer”) and (iii) China is expected to be consummated by the parties by September 1, 2019 (the “China Transfer”). Subject to Schedule 2.02(a), GE shall use reasonable best efforts to effect an orderly transition of the Specified Transferred Employees and Specified Employee Assets located in India, Brazil and China, as promptly as practicable, in accordance with applicable Law and pursuant to a timeline and, with respect to Brazil and China, a structure, in each case to be reasonably agreed to by GE and BHGE (which agreement shall not be unreasonably conditioned, delayed or withheld by either GE or BHGE). Except with respect to the Poland Transfer, each Party shall, and shall cause its Affiliates to, enter into such agreements as reasonably necessary to effect such transfers.
(b)    Except with respect to the transfer of Specified Transferred Employees and Specified Employee Assets pursuant to the Poland Transfer, which transfers shall be governed by the Poland Side Letter, GE agrees to pay, bear and remit any and all costs and expenses (including, but not limited to, fees and expenses of any advisor or consultant) incurred by GE and its Affiliates, in connection with or arising out of the transfer of the Specified Transferred Employees and Specified Employee Assets (“Transfer Costs”), provided that (i) BHGE shall, and shall cause its Affiliates to, reasonably cooperate with GE and its Affiliates and provide such assistance as reasonably necessary to mitigate the Transfer Costs and (ii) if GE or any of its Affiliates bears or remits any sales, use, excise, stamp, value-added, real property transfer, documentary, filing or similar Taxes (“Transfer Taxes”) in respect of the Specified Transferred Employees or Specified Employee Assets transfers and BHGE subsequently receives a benefit or credit for, or a refund of, such Transfer Taxes, then BHGE shall reimburse GE or its applicable Affiliate any such amount. Nothing in this Section 2.02 shall require BHGE or any of its Affiliates to incur any incremental non de minimis (individually or in the aggregate) fees, costs, expenses or liabilities in respect of a structure for the transfer of the Specified Transferred Employees and Specified Employee Assets in Brazil proposed by GE over the fees, costs, expenses or liabilities in respect of a structure that is preferred by BHGE.

(c)    For the avoidance of doubt, (i) to the extent that the structure of the transfer of the Specified Transferred Employees or Specified Employee Assets requires the funding by GE or any of its Affiliates of any amounts as consideration, the Parties shall use commercially reasonable efforts, as reasonably agreed to by GE and BHGE and subject to applicable Law, to use funds subject to the Annex Note and (ii) nothing in this Agreement, including this Section 2.02, will alter or amend the terms of any prior agreement between the Parties with respect to the allocation of liabilities or obligations for the Specified Transferred Employees (and shall be treated as Business Employees pursuant to the Transaction Agreement) and Specified Employee Assets, or otherwise constitute an agreement by BHGE or any of its Affiliates that they will assume any liabilities or obligations other than as agreed upon under this Agreement or any prior agreement between the Parties, with respect to the Specified Transferred Employees or Specified Employee Assets, that accrued or arose prior to, or in any way relate to, the period prior to the conclusion of the transfer of such Specified Transferred Employees or Specified Employee Assets to BHGE or its applicable Affiliate.
Section 2.03.    Aeroderivative Matters. BHGE, on behalf of itself and its Affiliates and its and their directors, officers, employees, agents, successors and assigns (“BHGE LM6000 Releasors”), releases from, forever discharges, and covenants not to sue GE or any of the GE LM6000 Releasees with respect to any and all claims, dues and demands, proceedings, causes of action, orders, obligations, contracts and agreements, and liabilities of any nature whatsoever which any of the BHGE LM 6000 Releasors now has or may hereafter have against GE or any of its Affiliates or its or their directors, officers, employees, agents, successors and assigns (collectively, the “GE LM6000 Releasees”) to the extent arising out of the matters set forth on Schedule 2.03.
Section 2.04.    Algesco. The Parties agree to the terms set forth on Schedule 2.04 with respect to certain matters in respect of the Restructuring in Algeria.

Section 2.05.    Joint Ventures.
(a)    The Parties have agreed to negotiate the terms of a side letter in respect of certain matters related to the joint venture identified on Schedule 2.05(a) (the “JV Side Letter”), and shall work together in good faith to secure any applicable waivers or consents from third parties in connection therewith.
(b)    The Parties have agreed to the terms set forth in Schedule 2.05(b) with respect to that certain joint venture described therein.
Section 2.06.    PwC Tax Agreement. GE, on behalf of itself and its Affiliates and its and their directors, officers, employees, agents, successors and assigns (“GE PwC Agreement Releasors”), releases from, forever discharges, and covenants not to sue BHGE or any of the BHGE PwC Agreement Releasees with respect to any and all claims, dues and demands, proceedings, causes of action, orders, obligations, contracts and agreements, and liabilities of any nature whatsoever which any of the GE PwC Agreement Releasors now has or may hereafter have against BHGE or any of its Affiliates or its or their directors, officers, employees, agents, successors and assigns (collectively, the “BHGE PwC Agreement Releasees”) to the extent arising out of any tax-related agreements by and between GE and/or any of its Affiliates, on the one hand, and

PricewaterhouseCoopers LLP and/or any of its Affiliates, on the other hand (the “PwC Agreements”); provided, however, nothing herein shall prevent GE or its Affiliates from providing services to BHGE or its Affiliates, or relieve BHGE or its Affiliates for the payment for such services, in each case, pursuant to the Amended and Restated Intercompany Services Agreement, dated as of November 13, 2018, between GE and BHGE LLC or the Transition Services Agreement, to the extent such services thereunder are provided through the PwC Agreements.

Section 2.07.    Exchange Agreement. Notwithstanding anything to the contrary in the Exchange Agreement (including, without limitation, Sections 2.01(c) and 2.02(b) thereof), BHGE shall use reasonable best efforts to effect the issuance of shares of Class A Common Stock in respect of any Paired Interests held by GE or any of its Affiliates that are subject to an Exchange from time to time within ten Business Days of the delivery of a Notice of Exchange to BHGE LLC.  Capitalized terms used in this Section 2.07 but not defined in this Agreement shall have the meanings ascribed to them in the Exchange Agreement.

Section 2.08.    Transition Service Agreement Schedules. From and after the date hereof until the Effective Date, (i) Provider and Recipient shall amend as determined by the Steering Committee the Schedules (as defined in the Transition Services Agreement) solely to remove (or adjust the duration of) any Service thereunder to reflect a change in Recipient’s need for such Service as a result of its actual progress from and after the date hereof through the Effective Date towards separation readiness and (ii) any Additional Services requested by Recipient from Provider shall be determined by the Steering Committee in accordance with Section 2.04(a) of the Transition Services Agreement. In furtherance of the foregoing, the Steering Committee set forth in Section 2.04(a) of the Transition Agreement shall be constituted promptly following the date hereof on the terms set forth therein. Capitalized terms used in this Section 2.08 but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Transition Services Agreement.

Section 2.09.    Installed Base Matters.
(a)    Within five days of the date hereof, each of GE and BHGE LLC shall designate an appropriately senior contact person who shall be responsible for the matters set forth in this Section 2.09 (the “Installed Base Readiness Designees”). Capitalized terms used in this Section 2.09 but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Transition Services Agreement.
(b)    As promptly as practicable, and in any event within 60 days following the date hereof, the Installed Base Readiness Designees shall define an appropriate list, by applicable serial numbers, of the Baker Hughes installed base consistent with existing agreements and arrangements between GE and BHGE, subject to the agreed exclusions and additions to such installed base as set forth on Annexes 9-1 and 9-2, respectively, of the A&R HDGT Distribution and Supply Agreement, dated as of February 27, 2019 between GE and BHGE LLC (the “BHGE Installed Base”). If the Installed Base Readiness Designees are unable to agree to the BHGE

Installed Base within such 60 day period, the BHGE Installed Base shall be determined by the Steering Committee under the Transition Service Agreement within 30 days of the expiration of such 60-day period (and, thereafter, any remaining dispute shall be resolved in accordance with the procedures set forth in Section 7.01 of the Transition Services Agreement, mutatis mutandis). If, following such time as the BHGE Installed Base has been determined in accordance with this Section 2.09(b), GE elects to develop or implement (in each case at GE’s sole cost and expense) an installed base data tool or service that effectively segregates data and information in respect of the BHGE Installed Base into the BHGE data lake and that provides the Baker Hughes Entities with substantially the same functionality, data and related information (in all respects) in respect of the BHGE Installed Base as required to be provided under the IB Services (such service(s) and/or tool(s), the “Replacement IBAT Tool”), the Replacement IBAT Tool shall be reasonably implemented (and GE shall bear all costs and expenses (including BHGE’s and its Affiliates’ internal and external costs and expenses) of such implementation), without undue burden or disruption to BHGE’s and its Affiliates’ businesses or operations. If GE proposes to develop or implement a Replacement IBAT Tool the Parties shall implement a joint “gate review process” in the development and/or implementation of such Replacement IBAT Tool (and BHGE shall not unreasonably withhold approval during the gate reviews). Upon the implementation of the Replacement IBAT Tool, the IB Services set forth on Schedule A of the Transition Services Agreement shall be appropriately amended to reflect the fact that they will be provided via the Replacement IBAT Tool; provided that in no event shall the Service Charge for any Service increase, directly or indirectly, as a result of the implementation of any Replacement IBAT Tool (and no such implementation shall, directly or indirectly, result in or increase, or otherwise be reflected in, any Termination Charge or Decommissioning Charge).
(c)    For the avoidance of doubt, nothing in this Agreement shall affect any of the parties’ rights under the A&R ISA or the Transition Services Agreement, including with respect to GE Provided Controls Tools Access during the Controls Tools Access Period (as such terms are defined in the A&R ISA). For the avoidance of doubt, nothing in the Transition Services Agreement shall affect any of the parties’ rights under the A&R ISA to GE Provided Controls Tools Access during the Controls Tools Access Period (as such terms are defined in the A&R ISA).
(d)    As used in this Section 2.09, “IB Services” means Services B2B-TSA8043A, B2B-TSA 8043B, B2B-TSA8047 and B2B-TSA8049, as set forth in Schedule A to the Transition Services Agreement.
Section 2.10.    Additional Agreements. Promptly following the execution of this Agreement, BHGE, BHGE LLC and GE shall, or shall cause one or more of their respective Affiliates to, as applicable, enter into the following form agreements and amendments:
(a)    the transition services agreement in respect of certain services to be provided among Affiliates of GE and BHGE and its Affiliates in the form attached hereto as Exhibit A (including, as exhibits thereto, among others, the Litigation Hold Letter attached hereto as Exhibit M, the “Transition Services Agreement”);

(b)    the Second Amendment and Restatement of the Promissory Note in the form attached hereto as Exhibit B amending and restating that certain Amended and Restated Promissory Note, dated as of October 26, 2017, between an Affiliate of GE and BHGE (the “Annex Note”);
(c)    an amendment in the form attached hereto as Exhibit C, amending that certain Amended and Restated Intercompany Services Agreement, dated as of November 13, 2018, between GE and BHGE LLC (as amended, the “A&R ISA”);
(d)    an amendment in the form attached hereto as Exhibit D, amending that certain Amended and Restated Intellectual Property Cross License Agreement, dated as of November 13, 2018, between GE and BHGE LLC;
(e)    an amendment to the GE Digital Master Products and Services Agreement, in the form attached hereto as Exhibit E, amending that certain Amended and Restated GE Digital Master Products and Services Agreement, dated as of November 13, 2018, between GE and BHGE LLC (the “A&R MPSA Amendment”);
(f)    the asset purchase agreement between Affiliates of BHGE and GE in respect of certain digital assets, in the form attached hereto as Exhibit F (including, as exhibits thereto, among others, the A&R MPSA Amendment attached hereto as Exhibit E and the GED Referral Agreement attached hereto as Exhibit G);
(g)    the GE Digital referral agreement in the form attached hereto as Exhibit G (the “GED Referral Agreement”);
(h)    an agreement for the supply of TM2500 aeroderivative units to BHGE and its Affiliates on the terms and pricing in the form attached hereto as Exhibit H;
(i)    the Purchase Order Modification Agreement between GE and BHGE LLC in respect of certain matters related to the purchase orders in respect of the launch customer order for LM9000 aeroderivative gas turbine units in the form attached hereto as Exhibit I;
(j)    the Bridge Supply and Technology Development Agreement between GE and BHGE LLC in the form attached hereto as Exhibit J (the “Bridge STDA”);
(k)    a Side Letter, in the form attached hereto as Exhibit K, between Affiliates of GE and BHGE, which supplements both (i) that certain Supply and Technology Development Agreement, dated as of November 13, 2018, between Affiliates of GE and BHGE, and (ii) the Bridge STDA;
(l)    the Joint Ownership Agreement, in the form attached hereto as Exhibit P, between GE and BHGE LLC, relating to joint ownership of certain intellectual property;
(m)    a Side Letter, in the form attached hereto as Exhibit M, between GE and BHGE LLC, relating to certain litigation matters (the “Litigation Hold Letter”) (and the Parties shall work together in good faith to secure the execution thereof by the additional counterparty identified therein);

(n)    a Side Letter, in the form attached hereto as Exhibit N, between GE and BHGE LLC, in respect of the Poland Transfer (the “Poland Side Letter”);
(o)    an amendment in the form attached hereto as Exhibit O, amending that certain Amended and Restated Registration Rights Agreement, dated as of July 7, 2017, between GE and BHGE (the “A&R Registration Rights Agreement”); and
(p)    an amendment in the form attached hereto as Exhibit P, amending that certain GE Global Employee Services Agreement, dated as of July 3, 2017, as amended on May 24, 2018, between GE and BHGE LLC.
ARTICLE III

GENERAL PROVISIONS
Section 3.01.    Representations and Warranties. The representations and warranties of BHGE and GE set forth in Article 2 and Article 3, respectively, of the Master Agreement are incorporated herein, mutatis mutandis, and shall be true and correct in all respects as of the date hereof as if made on and as of the date hereof.
Section 3.02.    Payments. Any payments to be made under this Agreement shall be made by wire transfer in U.S. dollars on the relevant due date with value on that date in immediately available funds and without deducting costs. Payments to GE and to BHGE, as appropriate, shall be made to such bank accounts in the United States hereafter designated by GE and BHGE, as applicable, to the other Party.
Section 3.03.    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and, in the case of delivery in person or by overnight mail, shall be deemed to have been duly given upon receipt) by delivery in person or overnight mail to the respective Parties, delivery by facsimile transmission (providing confirmation of transmission) to the respective Parties or delivery by electronic mail transmission (providing confirmation of transmission) to the respective Parties. Any notice sent by facsimile transmission or electronic mail transmission shall be deemed to have been given and received at the time of confirmation of transmission. Any notice sent by electronic mail transmission shall be followed reasonably promptly with a copy delivered by overnight mail. All notices, requests, claims, demands and other communications hereunder shall be addressed as follows, or to such other address, facsimile number or email address for a Party as shall be specified in a notice given in accordance with this Section 3.03:
(a)    if to GE:
General Electric Company
33-41 Farnsworth Street
Boston, Massachusetts 02210
Attention:    Christoph Pereira
Telephone:    (617) 443-2952

Attention:    Mark Landis
Telephone:    (617) 443-2902
Attention:    Brian Sandstrom
Telephone:    (617) 443-2920
Facsimile:    (203) 286-2181
Email:    christoph.pereira@ge.com
mark.landis@ge.com
brian.sandsrom@ge.com

with a copy to (which shall not constitute notice):
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022-6069
Attention:    John A. Marzulli, Jr.
    Rory O’Halloran
    Waajid Siddiqui
Telephone:    (212) 848-4000
Facsimile:    (212) 848-7179
Email:    jmarzulli@shearman.com
    rory.o’halloran@shearman.com
    waajid.siddiqui@shearman.com
(b)    if to BHGE or BHGE LLC:
Baker Hughes, a GE Company
17021 Aldine Westfield Road
Houston, Texas 77073
Attention:     William D. Marsh
Telephone:     (713) 879-1257
Facsimile:     (713) 439-8472
Email:     will.marsh@bhge.com
with a copy to (which shall not constitute notice):
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention:    Arthur F. Golden
    George R. Bason, Jr.
    Michael Davis
Telephone:    (212) 450-4000
Facsimile:    (212) 450-5800
Email:    arthur.golden@davispolk.com
    george.bason@davispolk.com
    michael.davis@davispolk.com

Section 3.04.    Interpretations. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Any references in this Agreement to “the date hereof” refers to the date of execution of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to “this Agreement,” “hereof,” “herein,” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement and include any exhibits, schedules or other attachments to this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The Parties have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement. In the event of any conflict between the terms contained herein, and the Transaction Documents, the terms of the Transaction Documents shall control.
Section 3.05.    Governing Law; Jurisdiction; Specific Performance.
(a)    This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of New York irrespective of the choice of laws principles of the State of New York other than Section 5-1401 of the General Obligations Law of the State of New York. Each of the Parties consents specifically to the personal and exclusive jurisdiction of any state or federal court having subject matter jurisdiction in the County of New York, State of New York with respect to any dispute arising out of, relating to or in connection with this Agreement or any of the Transactions, and any action for injunctive relief, and irrevocably waives their right to contest venue in any such courts. Each of the Parties agrees that a judgment in any such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 3.03 shall be effective service of process for any suit or proceeding in connection with this Agreement or any of the Transactions.
(b)    The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. In circumstances where the Parties are obligated to consummate the Transactions and the Transactions have not been consummated, each of the Parties expressly acknowledges and agrees that the other Party shall have suffered irreparable harm, that monetary damages will be inadequate to compensate such other Party and that such other Party shall be entitled to enforce specifically the breaching Party’s obligation to consummate the Transactions.
Section 3.06.    Counterparts; Electronic Transmission of Signatures. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, and delivered by means of electronic mail transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
Section 3.07.    Assignment; No Third-Party Beneficiaries.
(a)    This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by any Party without the prior written consent of the other Parties and any purported assignment without such consent shall be void. Notwithstanding the foregoing, any Party may assign this Agreement or any of its rights or obligations under this Agreement to an Affiliate of such Party upon notice to the non-assigning Parties; provided, however, that no such assignment shall release the assigning Party from any of its obligations or liabilities under this Agreement.
(b)    Nothing in this Agreement shall be construed as giving any Person, other than the Parties and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.
Section 3.08.    Expenses. Except as otherwise specifically provided herein or in any agreements to be entered into between the Parties as contemplated hereunder (including any exhibits, schedules or other attachments thereto) (the “Transaction Documents”), each Party shall bear its own expenses in connection with this Agreement and the Transactions.
Section 3.09.    Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable Law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the Parties shall be construed and enforced accordingly.

Section 3.10.    Entire Agreement. This Agreement, together with the Transaction Documents, constitute the entire agreement, and supersede all other prior agreements and understandings (both written and oral), among the Parties with respect to the subject matter hereof and thereof.
Section 3.11.    Amendment. This Agreement may be amended by the Parties by an instrument in writing signed on behalf of each of the Parties.
Section 3.12.    Waiver. Any failure of any of the Parties to comply with any obligation, representation, warranty, covenant or agreement herein may be waived at any time by any of the Parties entitled to the benefit thereof only by a written instrument signed by each such Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant or agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

GENERAL ELECTRIC COMPANY
By:	/s/ John Godsman
Name: John Godsman
Title: Vice President
BAKER HUGHES, A GE COMPANY
By:	/s/ Lee Whitley
Name: Lee Whitley
Title: Corporate Secretary
BAKER HUGHES, A GE COMPANY, LLC
By:	/s/ Lee Whitley
Name: Lee Whitley
Title: Corporate Secretary